UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2008

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 30, 2008, Riverbed Technology, Inc., a Delaware corporation (the “Company”), entered into a Mutual Release and Settlement Agreement (the “Settlement Agreement”) with Quantum Corporation, a Delaware corporation (“Quantum”), and certain affiliates of Quantum. Pursuant to the Settlement Agreement, the Company and Quantum agreed to jointly execute and file dismissals of patent infringement actions brought in the United States District Court for the Northern District of California involving United States Patent Nos. 7,116,249; 5,990,810; and 6,622,164 (collectively, the “Litigation Patents,” and such actions being hereinafter referred to as the “Patent Infringement Actions”).

Pursuant to the terms of the Settlement Agreement, the Company will pay Quantum a lump sum of $11 million, and the parties, on behalf of themselves and their affiliates, entered into a perpetual covenant not to sue (the “Perpetual Covenant”) the other parties, any of their respective affiliates, or, subject to certain qualifications, any of their respective resellers, customers, OEM partners or suppliers (i) alleging infringement of any patents relating to data de-duplication that a party or any of its affiliates currently owns, has the right to enforce or will acquire or have the right to enforce within five (5) years following the date of the Settlement Agreement, including the Litigation Patents (collectively, the “Subject Patents”), or (ii) challenging the validity or enforceability of any Subject Patent.

In addition to the Perpetual Covenant, the parties to the Settlement Agreement agreed, on behalf of themselves and their affiliates, for a period of three (3) years, not to file any patent infringement lawsuits against any other party to the Settlement Agreement, their affiliates, or, subject to certain qualifications, any of their respective resellers, customers, OEM partners or suppliers. In addition, the Company and Quantum released each other from any and all claims, demands, losses, liabilities and causes of action relating to the Patent Infringement Actions or any infringement of any patent based on acts occurring prior to the date of the Settlement Agreement.

On October 1, 2008, the Company and Quantum issued a joint press release announcing the settlement. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

Date: October 1, 2008	By:	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Vice President of Corporate and Legal Affairs

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 1, 2008